Form C

Cover Page

Name of issuer:

Cleveland Whiskey LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: OH

Date of organization: 7/8/2009

Physical address of issuer:

1768 E. 25th St
Cleveland OH 44114

Website of issuer:

http://clevelandwhiskey.com/

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Class E Units

Target number of securities to be offered:

58,005

Price:

$4.31000

Method for determining price:

Premoney valuation ($14,771,675.93) divided by number of outstanding securities.

Target offering amount:

$250,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

12/21/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

15

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,106,603.00	$1,440,343.00
Cash & Cash Equivalents:	$77,872.00	$565,621.00
Accounts Receivable:	$139,184.00	$66,432.00
Short-term Debt:	$357,203.00	$302,220.00
Long-term Debt:	$812,313.00	$812,881.00
Revenues/Sales:	$1,528,903.00	$949,511.00
Cost of Goods Sold:	$628,805.00	$523,719.00
Taxes Paid:	$140,307.00	$106,765.00
Net Income:	($388,153.00)	($526,237.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Cleveland Whiskey LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
David Haynes	Managing Director	BlueFireBeacon	2016
Kevin Cash	Chief Financial Officer	Orrick, Herrington & Sutcliffe LLP	2016
Rebecca White	VP of Corporate Development	Kenan Advantage Group	2016
Tom Lix	CEO	Cleveland Whiskey LLC	2009
Blake Squires	Partner	Hatch LLC	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Tom Lix	CEO	2009
Tom Lix	Chairman	2009

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Cara Zale, LLC	680496.0 Preferred Units	25.9
Tom Lix	1382892.0 Class A Units	52.6

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could delay or halt the development and commercialization of our product candidates. If we experience difficulties in hiring and retaining personnel in key positions, we could suffer from delays in product development, loss of customers and sales and diversion of management resources, which could adversely affect operating results. Our consultants and advisors may be employed by third parties and may have commitments under consulting or advisory contracts with third parties that may limit their availability to us.

We rely on other companies to provide raw materials and basic ingredients for our products.

We depend on these suppliers to produce our products. Our ability to create our products may be adversely affected if suppliers do not provide the agreed-upon supplies in a timely and cost-effective manner. Likewise, the quality of our products may be adversely impacted if companies from whom we acquire such items, do not provide raw materials and basic ingredients which meet required specifications and perform to our and our customers' expectations. Our suppliers may be subject to additional risks such as financial problems that limit their ability to conduct their operations.

The development and commercialization of our products is highly competitive.

We face competition with respect to any products that we may seek to develop or commercialize in the future. Our competitors include major companies worldwide. Many of our competitors have significantly greater financial, technical and human resources than we have and superior expertise in research and development and marketing products and thus may be better equipped than us to develop and commercialize products. These competitors also compete with us in recruiting and retaining qualified personnel and acquiring technologies. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Accordingly, our competitors may commercialize products more rapidly or effectively than we are able to, which would adversely affect our competitive position, the likelihood that our products will achieve initial market acceptance and our ability to generate meaningful additional revenues from our products.

Quality management plays an essential role in determining and meeting customer requirements, preventing defects, improving the Company's products and services and maintaining the integrity of the data that supports the safety and efficacy of our products.

Our future success depends on our ability to maintain and continuously improve our quality management program. An inability to address a quality or safety issue in an effective and timely manner may also cause negative publicity, a loss of customer confidence in us
or our current or future products, which may result in the loss of sales and difficulty in successfully launching new products. In addition, a successful claim brought against us in excess of available insurance or not covered by indemnification agreements, or any claim that results in significant adverse publicity against us, could have an adverse effect on our business and our reputation.

One of the potential risks we face in the distribution of our products is liability resulting from counterfeit or tainted products infiltrating the supply chain.

Because we source ingredients from various sources, we rely on various suppliers and their quality control measures. While we have procedures to maintain the highest quality levels in our products, we may be subject to faulty, spoiled or tainted ingredients or components in our products, which would negatively affect our products and our customers' experience with them and could decrease customer demand for our products.

The Company's success depends on the experience and skill of the board of directors, its executive officers and key employees.

In particular, the Company is dependent on Kevin L. Cash, David Haynes, Tom Lix, Blake Squires, and Rebecca Lynn White. The loss of Kevin L. Cash, David Haynes, Tom Lix, Blake Squires, Rebecca Lynn White or any additional member of the board of directors or executive officer could harm the Company's business, financial condition, cash flow and results of operations.

We rely on various intellectual property rights, including a patent in order to operate our business.

Such intellectual property rights, however, may not be sufficiently broad or otherwise may not provide us a significant competitive advantage. In addition, the steps that we have taken to maintain and protect our intellectual property may not prevent it from being challenged, invalidated, circumvented or designed-around, particularly in countries where intellectual property rights are not highly developed or protected. In some circumstances, enforcement may not be available to us because an infringer has a dominant intellectual property position or for other business reasons, or countries may require compulsory licensing of our intellectual property. Our failure to obtain or maintain intellectual property rights that convey competitive advantage, adequately protect our intellectual property or detect or prevent circumvention or unauthorized use of such property, could adversely impact our competitive position and results of operations. We also rely on nondisclosure and noncompetition agreements with employees, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will adequately protect our trade secrets and other proprietary rights and will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or other proprietary rights.

As we expand our business, protecting our intellectual property will become increasingly important. The protective steps we have taken may be inadequate to deter our competitors from using our proprietary information. In order to protect or enforce our patent rights, we may be required to initiate litigation against third parties, such as infringement lawsuits. Also, these third parties may assert claims against us with or without provocation. These lawsuits could be expensive, take significant time and could divert management's attention from other business concerns. The law relating to the scope and validity of claims in the technology field in which we operate is still evolving and,consequently, intellectual property positions in our industry are generally uncertain. We cannot assure you that we will prevail in any of these potential suits or that the damages or other remedies awarded, if any, would be commercially valuable.

Although dependent on certain key personnel, the Company does not have any key man life insurance policies on any such people.

The Company is dependent on Tom Lix in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to him in the event of his death or disability. Therefore, if Tom Lix dies or becomes disabled, the Company will not receive any compensation to assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

We have not prepared any audited financial statements.

Therefore, you have no audited financial information regarding the Company's capitalization or assets or liabilities.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurance that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern our relationship with our employees and affect operating costs. These laws include minimum wage requirements, overtime pay, healthcare reform and the implementation of the Patient Protection and Affordable Care Act, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Growth rates higher than planned or the introduction of new products requiring special ingredients could create demand for ingredients greater than we can source.

Although we believe that there are alternative sources available for our key ingredients, there can be no assurance that we would be able to acquire such ingredients from substitute sources on a timely or cost effective basis in the event that current suppliers could not adequately fulfill orders, which would adversely affect our business
and results of operations.

We are heavily dependent on our distributors.

We sell spirits to independent distributors for distribution to on-premise locations such as bars, restaurants and sports venues, and for distribution to off-premise retail locations such as liquor and specialty stores. Although we currently have a large network of wholesale distributors, sustained growth will require us to maintain such relationships and enter into arrangements with additional distributors in new markets. No assurance can be given that we will be able to maintain our current distribution network or secure additional distributors on terms favorable to us, or at all.

Our distributors often represent competing specialty beer and spirits brands, as well as national beer and spirits brands, and are to varying degrees influenced by their continued business relationships with other brewers and distillers. Our independent distributors may be influenced by a large brewer or distiller, particularly if they rely on that brewer or distiller for a significant portion of their sales, which many distributors do. In addition, certain of our distributors cover a substantial network of certain on-premise retailers. While we believe that the relationships between us and our distributors are generally good, some of these relationships are relatively new and untested and there can be no assurance that any or all of our distributors will continue to effectively market and distribute our products. The loss of any distributor or the inability to replace a poorly performing distributor in a timely fashion could have a material adverse effect on our business, financial condition and results of operations.

Most of our distribution relationships are governed by state laws that in certain respects may supersede the terms of any contractual relationships.

Under some of these state laws, distribution agreements can only be terminated by the supplier after the supplier shows some type of "cause" (usually an uncured deficiency in the distributor's operation) or upon payment of some sort of compensation to the distributor for the value of the distribution rights. State laws also may limit a supplier's right to object to proposed assignments of distribution rights and/or changes in distributor ownership. Therefore, while we have entered into contractual relationships with some of our distributors, state law in various jurisdictions may limit our exercising our contractual termination and enforcement rights. Additionally, our distribution relationships are susceptible to changes in state legislation that could significantly alter the competitive environment for the distribution industry, which could adversely affect the financial stability of distributors on which we rely.

We are subject to governmental regulations affecting our distilleries, production facilities and tasting rooms.

Federal, state and local laws and regulations govern the production and distribution of spirits, including permitting, licensing, trade practices, labeling, advertising and marketing, distributor relationships and various other matters. To operate our distilleries, we must obtain and maintain numerous permits, licenses and approvals from various governmental agencies, including the Alcohol and Tobacco Tax and Trade Bureau, the Food and Drug Administration, state alcohol regulatory agencies and state and federal environmental agencies. A variety of federal, state and local governmental authorities also levy various taxes, license fees and other similar charges and may require bonds to ensure compliance with applicable laws and regulations. Our tasting rooms are subject to alcohol beverage control regulations that generally require us to apply to a state authority for a license that must be renewed annually and may be revoked or suspended for cause at any time. These alcohol beverage control regulations relate to numerous aspects of daily operations of our tasting rooms, including minimum age of patrons and employees, hours of operation, advertising, trade practices, inventory control and handling, storage and dispensing of alcohol beverages. Noncompliance with such laws and regulations may cause the Alcohol and Tobacco Tax and Trade Bureau or any particular state or jurisdiction to revoke its license or permit, restricting our ability to conduct business, assess additional taxes, interest and penalties or result in the imposition of significant fines.

The loss of our third-party distributors could impair our operations and substantially reduce our financial results.

We continually seek to expand distribution of our products by entering into distribution arrangements with regional bottlers or other direct store delivery distributors having established sales, marketing and distribution organizations. Many distributors are affiliated with and manufacture and/or distribute other beverage products. In many cases, such products compete directly with our products. The marketing efforts of our distributors are important for our success. If our brands prove to be less attractive to our existing distributors and/or if we fail to attract additional distributors and/or our distributors do not market and promote our products above the products of our competitors, our business, financial condition and results of operations could be adversely affected.

Our business is substantially dependent upon awareness and market acceptance of our products and brands.

Our business depends on acceptance by both our end consumers as well as our independent distributors of our brands as beverage brands that have the potential to provide incremental sales growth rather than reduce distributors' existing beverage sales. We believe that the success of our product name brands will also be substantially dependent upon acceptance of our product name brands. Accordingly, any failure of our brands to maintain or increase acceptance or market penetration would likely have a material adverse effect on our revenues and financial results.

Our future success depends on the efforts of a small management team.

The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$250,000**

Use of Proceeds:

1. $100,000 for selected equipment modifications, component upgrades and improvements associated with increasing capacity and improving system reliability to help meet product demand.

2. $75,000 to support the operating capital necessary for expanding channel inventories as distribution continues to grow.

3. $40,000 used to help support the growth and training of our existing organizational infrastructure.

4. $35,000 to be used for legal, accounting, portal and marketing expenses associated with the funding round and intellectual property protection, including the Wefunder intermediary fee. A portion of these funds would also be used to provide a small tasting area and library of experimental products in our current facility.

If we raise: **$500,000**

Use of Proceeds:

1. $200,000 for the engineering design associated with technology implementations and selected facility improvements to increase systems reliability and overall capacity.

2. $175,000 used to continue revenue growth with critical operating capital for expanding channel inventories and growing distribution.

3. $75,000 to be used to support the growth and training of our organizational infrastructure and management team, including process documentation.

4. $50,000 to be used for legal, accounting, portal and marketing expenses associated with the funding round and intellectual property protection, including the Wefunder intermediary fee. A portion of these funds would also be used to build out and finish a tasting room in our current facility, providing a space for our growing library of experimental products and an appropriate area for sampling with both current and future investors.

If we raise: **$1,000,000**

Use of Proceeds:

1. $400,000 for expanded production capacity. We've been developing a modular and rapidly scale-able production platform, with some technology upgrades for our next round of expansion. The investment from this round will help us with the necessary engineering work to build a production capable prototype while expanding capacity within our existing facility. The modular units will then be incorporated into a larger facility as part of the next, more significant expansion. In addition, continued technology development will require support for intellectual property protection, including applications for new patents and trademarks.

2. $375,000 applied to accelerated revenue growth. It's no secret that growing our revenue streams requires capital. Every expansion, whether it's simply a new retail account or providing inventory into a new market requires cash to finance increases in inventory and the lag between production and marketing costs and incoming revenue. It's operating capital that's used for everything from purchasing bottles in larger volumes to funding additional trade shows. The investment is critical to maintain and accelerate revenue growth as we build and support an expanded distribution and marketing footprint.

3. $150,000 for organizational infrastructure. With forecasts for considerable growth in both production and revenue, investments in people are not surprisingly required. Expanded training, additional staffing, safety programs, better systems and process documentation are all part of facilitating our expansion and providing the foundation for continued future growth.

4. $75,000 in funding costs which include external costs for legal, specialty consulting, accounting reviews, funding portal and associated marketing expenses associated with the funding round and intellectual property protection, including the Wefunder intermediary fee. We've been through this before and it's a real category with real expenses. A portion of these funds would also be used to build out and finish a tasting room in our current facility, providing a space for our growing library of experimental products and an appropriate area for sampling with both current and future investors.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Priced Round. Pre-money valuation of $14,771,675.93
See exact security attached as Appendix B, Investor Contracts.

Cleveland Whiskey LLC is offering up to 232,019 of Class E Preferred Units at a $4.31 per unit. These are non-voting units with liquidation preferences.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the Class E Units being offered are fully set forth in the Company's Operating Agreement. With the approval of the Company's Board of Managers and those holding at least a majority of the Company's voting Units, the Company's operating agreement can be amended. Because the Investor holds no voting rights, the holders of the Class E Units have no ability to stop any such amendment.

In cases where the rights of holders of convertible debt or other outstanding options are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class A Units	1,488,009	1,488,009	Yes
Class B Units	472,002	46,500	No
Class C Units	166,000	166,000	No
Class D Units	268,605	268,605	No
Class E Units	238,823	0	No

Preferred Units	1,139,989	1,139,989	Yes
Debt Securities	$500,000 in principal	N/A	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	Class B - 107,302 un-awarded, unexercised; 318,200 awarded but unexercised, 46,500 exercised

Describe any other rights:

Preferred Units and Class A Units: Preemptive Rights, Inspection Rights, Information Rights, Rights of First Refusal, Co-Sale Rights

Class B, C, D and E Units: Information and Inspection Rights

Debt Securities: Any outstanding principal at maturity converts into Preferred Unit. 4% interest.

Options: Information and Inspection Rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings In cases where the rights of holders of convertible debt or other outstanding options are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted. Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

Because there is no public market for our securities, the price of the units has been determined by our board of directors. Among the factors we have considered in determining the initial price are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our common units that take into account factors such as the following:

- unrelated third party valuations of our common units;
- the price at which we sell other securities, such as convertible debt or preferred units, in light of the rights, preferences and privileges of our those securities relative to those of our common units;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common units;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

<u>Additional issuances of securities.</u> Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

<u>Issuer repurchases of securities.</u> The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

<u>A sale of the issuer or of assets of the issuer.</u> As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Cuyahoga County
Issue date	08/09/10
Amount	$15,000.00
Outstanding principal plus interest	$5,967.00 as of 03/31/18
Interest rate	3.5% per annum
Maturity date	08/09/20
Current with payments	Yes

Terms: first 3 years at 0%, successive years at 3.5% interest rate with amortizing monthly payments (84).

Loan

Lender	Cuyahoga County Ohio
Issue date	05/09/11
Amount	$123,500.00
Outstanding principal plus interest	$123,500.00 as of 03/31/18
Interest rate	4.0% per annum
Maturity date	06/01/24
Current with payments	Yes

Entered into an amended and restated agreement on June 1, 2018 extending maturity until 2024.

Loan

Lender	Lorain County Community College
Issue date	10/07/11
Amount	$100,000.00
Outstanding principal plus interest	$97,000.00 as of 03/31/18
Interest rate	0.0% per annum
Maturity date	09/30/20
Current with payments	Yes

Repayable Grant in the aggregate amount of $100,000 (disbursements based on agreed milestones) payable to Lorain County Community College Foundation Innovation Fund. Terms:

0% interest during the initial 3 years after the initial disbursement of loan proceeds. During years 4 – 6, repayment is at the greater of either the aggregate amount of the grant or the calculated value as specified by formula detailed in the grant agreement.

Loan

Lender	ECDI
Issue date	10/01/13
Amount	$100,000.00
Outstanding principal plus interest	$0.00 as of 03/31/18
Maturity date	07/15/18
Current with payments	Yes

On March 21, 2018, the Company entered into this agreement with ECDI in anticipation of the maturity of the original ECDI loans. A portion of the proceeds from this loan were used to pay off the remaining balances of the original loan amounts prior to maturity. This loan has an interest rate of 9.63%.

Loan

Lender	ECDI
Issue date	11/12/13
Amount	$50,000.00
Outstanding principal plus interest	$0.00 as of 03/31/18
Interest rate	8.83% per annum
Maturity date	11/12/18
Current with payments	Yes

On March 21, 2018, the Company entered into this agreement with ECDI in anticipation of the maturity of the original ECDI loans. A portion of the proceeds from this loan were used to pay off the remaining balances of the original loan amounts prior to maturity.

Loan

Lender	David A. Camiener
Issue date	01/02/15
Amount	$13,673.00
Outstanding principal plus interest	$12,673.00 as of 03/31/18
Interest rate	4.0% per annum
Maturity date	12/15/42
Current with payments	Yes

This loan matures on 12/15/2042

Loan

Lender	MAGNET
Issue date	05/03/16
Amount	$34,750.00
Outstanding principal plus interest	$10,750.00 as of 03/31/18
Interest rate	0.0% per annum
Maturity date	02/03/19
Current with payments	Yes

Loan

Lender	City of Cleveland
Issue date	03/03/17
Amount	$122,400.00
Outstanding principal plus interest	$113,145.00 as of 03/31/18
Interest rate	2.98% per annum
Maturity date	08/30/24
Current with payments	Yes

Loan

Lender	ECDI
Issue date	03/21/18
Amount	$160,000.00
Outstanding principal plus interest	$160,000.00 as of 03/31/18
Interest rate	9.06% per annum
Maturity date	04/01/23
Current with payments	Yes

Convertible Note

Creditor	30405 Solon Spec LLC
Issue date	01/01/15
Amount	$250,000.00
Outstanding principal plus interest	$210,957.00 as of 03/31/18
Interest rate	4.0% per annum
Discount rate	0.0%
Valuation cap	$2,500,000.00
Maturity date	01/15/24

At maturity date, any outstanding principal will be converted into the Company's Preferred units calculated by dividing the outstanding principal amount of this note and accrued but unpaid interest thereon by an amount equal to $2,500,000 divided by the aggregate number of outstanding membership units in the company. The note is repayable at 250% of the outstanding value of principal and accrued interest if a liquidity event, as defined in the agreement, occurs prior to conversion.

Convertible Note

Creditor	Cara Zale LLC
Issue date	01/01/15
Amount	$250,000.00
Outstanding principal plus interest	$210,957.00 as of 03/31/18
Interest rate	4.0% per annum
Discount rate	0.0%
Valuation cap	$2,500,000.00
Maturity date	01/15/24

At maturity date, any outstanding principal will be converted into the Company's Preferred units calculated by dividing the outstanding principal amount of this note and accrued but unpaid interest thereon by an amount equal to $2,500,000 divided by the aggregate number of outstanding membership units in the company. The note is repayable at 250% of the outstanding value of principal and accrued interest if a liquidity event, as defined in the agreement, occurs prior to conversion.

Grants

Grant dated 3/10/10 in the
aggregate amount of $25,000 (disbursements based on agreed milestones) payable
to Lorain County Community College Foundation Innovation Fund. Terms:
no interest, no repayment required.
Current amount outstanding for repayment: $0

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
1/2016	Regulation D, Rule 506(c)	Common stock	$415,000	General operations
10/2016	Section 4(a)(2)	Common stock	$10,760	General operations
10/2016	Regulation Crowdfunding	Priced Round	$711,787	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	David A. Camiener
Amount Invested	$13,673.00
Transaction type	Loan
Issue date	01/02/15
Outstanding principal plus interest	$12,673.00 as of 04/19/18
Interest rate	4.0% per annum
Maturity date	12/15/42
Outstanding	Yes
Current with payments	Yes
Relationship	Former officer of the company

Former office of the company lent the company funds.

Name	Cara Zale LLC
Amount Invested	$250,000.00
Transaction type	Convertible note
Issue date	01/01/15
Interest rate	4.0% per annum
Discount rate	0.0%
Maturity date	01/15/24
Valuation cap	$2,500,000.00
Relationship	Partners are former company officers

At maturity date, any outstanding principal will be converted into the Company's Preferred units calculated by dividing the outstanding principal amount of this note and accrued but unpaid interest thereon by an amount equal to $2,500,000 divided by the aggregate number of outstanding membership units in the company. The note is repayable at 250% of the outstanding value of principal and accrued interest if a liquidity event, as defined in the agreement, occurs prior to conversion.

Name	30405 Solon Spec, LLC
Amount Invested	$250,000.00
Transaction type	Convertible note
Issue date	01/01/15
Interest rate	4.0% per annum
Discount rate	0.0%
Maturity date	01/15/24
Valuation cap	$2,500,000.00
Relationship	Partners are former company officers

At maturity date, any outstanding principal will be converted into the Company's Preferred units calculated by dividing the outstanding principal amount of this note and accrued but unpaid interest thereon by an amount equal to $2,500,000 divided by the aggregate number of outstanding membership units in the company. The note is repayable at 250% of the outstanding value of principal and accrued interest if a liquidity event, as defined in the agreement, occurs prior to conversion.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Traditional whiskey can take 6 to 12 years to passively age in a barrel, but high demand has created shortages that established distilleries simply can't manage. Our technology cuts years off traditional barrel maturation time. We do it without sugar, without syrup, no artificial flavor or color. Everything comes from transformative woods like black cherry, apple, hickory and sugar maple that's led 24 gold medals at competitions around the world. The industry isn't happy.

Our research and development process is exponentially faster and what we make today is better than what we made last month. Not just faster but better. Our agility helps us fill market gaps and expand world-wide. Unconstrained by the status quo, we're a "just-in-time" manufacturer with new flavors that can reach markets in a fraction of the time previously necessary. Some say we'll be acquired by one of the big players; maybe it will be the other way around.

Milestones

Cleveland Whiskey LLC was incorporated in the State of Ohio in July 2009.

Since then, we have:

- Wefunder round successfully closed in 2016
- 951 new investors
- Equity raised exceeding $700,000

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $1,528,903 compared to the year ended December 31, 2016, when the Company had revenues of $949,511. Our gross margin was 58.87% in fiscal year 2017, compared to 44.84% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $1,106,603, including $77,872 in cash. As of December 31, 2016, the Company had $1,440,343 in total assets, including $565,621 in cash.
- *Net Loss.* The Company has had net losses of $388,153 and net losses of $526,237 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $1,169,516 for the fiscal year ended December 31, 2017 and $1,115,101 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $719,323 in debt, $2,402,181 in equity, and $500,000 in convertibles.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 18 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 18 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Cleveland Whiskey LLC cash in hand is $85,326, as of March 2018. Over the last three months, revenues have averaged $132,047/month, cost of goods sold has averaged $49,679/month, and operational expenses have averaged $106,466/month, for an average burn rate of $24,098 per month. Our intent is to be profitable in 18 months.

There have been no significant or material changes or trends since the date of our financial statements.

The next 3-6 months, we expect alcohol sales to increase compared to the first 5 months of 2018, due to the normal seasonality of the alcohol business coupled with further market penetration in the markets we serve. Smoker Bricx sales are expected to continue to rise as we enter the heart of the grilling season in the United States, as well as continued market acceptance and expansion of this fairly new product.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://clevelandwhiskey.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Cleveland Whiskey Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Blake Squires
David Haynes
Kevin Cash
Rebecca White
Tom Lix

Appendix E: Supporting Documents

Cleveland_Whiskey__Class_E__-_Operating_Agreement_-_Amended_and_Restated__1_.pdf



INVEST IN CLEVELAND WHISKEY

Whiskey Distillery Innovator of the Year

$0
raised of $250K goal

$100 min **INVEST**
by Wefunder Portal LLC

Priced Round
$14.8M pre-money valuation | **$4.31**/share
If you invest, you're betting Cleveland Whiskey will be worth more than $14.8M in the future.

INVESTOR PERKS

$100+ Cleveland Whiskey Limited Edition Investor Decal. This is a one of a kind, limited edition decal that is available only for our investors. You'll also receive two tickets to our invitation only "Investor Appreciation Party". It's right here at the Distillery, we'll open a few of our specialty finish barrels (maybe even an experimental malt whiskey if it's ready), try out some new cocktails and simply have a great time. Date TBD.

$500+ Stainless Steel Special Edition Investor Flask. Not for Sale, available only to investors. Special Edition Cleveland Whiskey Investor Logo. Includes the Cleveland Whiskey Limited Edition Investor Decal and two tickets to our "Investor Appreciation Party" as well. Ships to United States addresses only.

$1,500+ Barbeque and Bourbon, Cleveland Style. One Year Supply of Bourbon Infused Smoker BRICX™ plus a copy of Chef Michael Symon's newest book "Playing with Fire". Cohost of The Chew and celebrated Iron Chef Michael Symon returns to barbecue and live-fire grilling, with over 70 recipes inspired by his newest restaurant, Mabel's BBQ, in his hometown of Cleveland. The BRICX will come in one big box with twenty-four (24) assorted containers of our packed wet and packed fresh Smoker BRICX. Enough to feed your smoker for quite some time, whether you're grilling with fire for just a few or the entire neighborhood. "Playing with Fire" will ship separately, direct from AMAZON. Shipping ONLY available to the continental United States. Plus of course you'll also get the Investor Decal, the Special Edition Flask and two tickets to our "Investor Appreciation Party".

$2,500+	Cleveland Whiskey "Investor Label". Okay, so you've seen places where for a certain amount you can get your name on a brick or etched in a sidewalk, but this is more in line with our business. Invest a minimum of $2,500 and we'll print your name on the inside back label of our flagship Black Reserve 100 Proof Bourbon. It won't be there forever, but we'll guarantee a run of at least 5,000 bottles. Most will ship to our retail markets, but we'll hold a limited number of bottles here at the Distillery for investor pick-up and purchase (of course the first bottle is free, we'll e-mail each qualifying investor with details). Plus of course, you get the Barbeque and Bourbon, Cleveland Style package, the Special Edition Flask, the Investor Decal and of course two tickets to our "Investor Appreciation Party".
$5,000+	Custom Cleveland Whiskey Barrel Head. Solid American White Oak with an engraved Cleveland Whiskey logo and your name, as listed in the investment documents. Custom engraved per the following format: "John Jones, Investor". Shipping ONLY available to the continental United States. Don't forget, you also get your name on the label of our Black Reserve 100 Proof Bourbon, the Barbeque and Bourbon Cleveland Style package, the Special Edition Flask, the Investor Decal and two tickets to our invitation only "Investor Appreciation Party".
$10,000+	Pre-Release Barrel Strength Cleveland Rye. To celebrate the fifth year since we shipped our first bottles in 2013, we're releasing a new rye whiskey finished with charred black cherry wood. For investors only, we're planning a high proof pre-release version. Only 100 numbered bottles, barrel strength at 116 proof, wax dipped and hand-signed by company founder, Tom Lix. Presented in a hand-made, individually numbered (matching bottle number) and locally produced maple box with a signed and personalized Certificate of Authenticity. A classic in the making, this is a bottle worth collecting. Due to state laws restricting direct shipments, bottles are available for Distillery pick-up only and, pending scheduling availability will include a personalized tour and tasting by company founder Tom Lix. Numbers 001 through 100 will be assigned randomly. And of course, you also get the Customized Cleveland Whiskey Barrel Head, your name on our Black Reserve label, the Barbeque and Bourbon Cleveland Style package, the Special Edition Flask, the Investor Decal, and two tickets to our "Investor Appreciation Party"

"Twenty-two (22) Gold and Double Gold medals from competitions around the world. Our technology reduces maturation time which is a huge competitive advantage that cuts years off traditional barrel aging and allows flavor profiles that can't be produced in a traditional way. We do it without sugar, syrup, or anything artificial. All the flavor comes from transformative woods like black cherry, apple, hickory and sugar maple. Traditionalists are not happy.



Tom Lix
CEO, CLEVELAND WHISKEY

OUR AMBITION

What we make today is better than what we made a year ago, and that was better than what we made the year before that. With proprietary technology and protected intellectual property, our research and development processes are measurably faster, giving us a sustainable competitive edge. Big companies have already started kicking our tires but in the meantime, we continue to grow, improve our technologies and expand into high margin categories where we can leverage existing processes.

KEY FACTS

- 61% revenue growth from 2016 to 2017
- "Bourbon Distillery of the Year 2017" AISC "Whiskey Distillery Innovator of the Year 2016" BISC
- Funding-to-date, $3.6 million with our $700,000 in Regulation D, online equity
- 24 gold, double gold, and best in class awards
- Creatively re-purposed whiskey production by-product, the wood we use to make our whiskey, into a high margin new product launch

DOCUMENTS

Cleveland_Whiskey_Plan_Final_6_15_18.pdf
A_PRESENTATION_FOR_POTENTIAL_INVESTORS.pdf

clevelandwhiskey.com   *from Cleveland OH*   FOOD   ALCOHOL   DISTILLERY

Why I Like Cleveland Whiskey

"Sam McNulty, who owns a half-dozen restaurants in Cleveland, says one or two of his bars will be sold out of Cleveland Whiskey at any given time. "They're definitely coming back for seconds," he says. "A lot of the traditionalists, quite frankly, are afraid of what Tom is doing because it's a very disruptive technology."

NPR

THE BUZZ ABOUT CLEVELAND WHISKEY

> *I'm an unrepentant young whiskey hater... But do all these whiskeys need to be aged so long? I've wondered if I'm just romanticizing the thought of old barrels sitting around old warehouses in Kentucky and Scotland... In May, Cleveland released another rapidly-aged bourbon, Cleveland Underground. Made with "disruptive pressure-aging technology" and finished on black cherry wood, it had a nice added sweetness and was easily the best of all these speedy whiskeys I tried.*

Esquire

> *The 87 is another of Cleveland's offerings, which although has the same mash mix, but is lower in proof and finished slightly differently. The 87 has a milder ending to it, with a nice balance between the mash flavor and barrel. If you're looking to see what this new tech can do, I recommend this bottle.*

The Whiskey Wash

> *It's made in Cleveland. In a laboratory. In less than a week. And yes, it's real bourbon. Deal with it, Kentucky.*

INC.

> *The whole industry is realizing that you just can't wait 12 to 14 years to produce anymore. People's demands and tastes are changing, and Cleveland Whiskey has a nice chance to capitalize on these trends that are happening out there.*

FreshWater

> *The nose [has] hints of vanilla, lilac, and cinnamon candies. Flavors of caramel, vanilla, spice, and citrus tussle with cedar, tea leaves and oak tannins before a lengthy, assertive finish of tobacco, caramel, cinnamon, clove, and orange peel.*

Whisky Advocate Magazine

(Review of Cleveland Black Reserve Bourbon) Spring 2018

> *This is a solid whiskey joint! They go above and beyond what the average business does. They are progressive, polite and worth every penny.*

Amanda L.

Yelp reviewer

Esquire

Drink to Celebrate (or Forget) the 2018 NBA Finals with Cavs and Warriors Cocktails

There's nothing like the Cavs being in the hole 0-3 to make you want a drink. Alternatively, there's nothing like the Warriors steaming towards their third championship in four years to make you want to raise a glass. Either way, we asked bartenders in the

June 8, 2018 @ esquire.com

WOSU

Richard Cordray Touts Small Business Plans, Says He Wouldn't Scrap JobsOhio

Democratic nominee for Ohio governor Richard Cordray visited a manufacturing site in Cleveland on Tuesday and talked about his small business plans. Cordray met with business leaders for a closed-to-press session at Magnet, a manufacturing incubator that

May 29, 2018 @ radio.wosu.org

CRAIN'S CLEVELAND BUSINESS

Regional distillers are taking a shot at success

While a contraction in the business may come, most distillers - particularly those in the Cleveland market, where local players are few with Portside closing last year - convey a sense of needing to differentiate themselves. Western Reserve Distillers will be making

January 19, 2018 @ crainscleveland.com

The Washington Times

Bourbon made by Cleveland Whiskey company in Ohio in less than 24 hours

The common wisdom I'd heard was that bourbon must - simply must - be aged in barrels for at least five years to in fact be considered "bourbon." But at Cleveland Whiskey in Ohio, founder and CEO Tom Lix is a firm believer that technology can accomplish in days

August 21, 2017 @ washingtontimes.com

Source Lunch with ... Tom Lix

Tom Lix isn't just excited that he figured out a way to make whiskey faster. He's excited that the process allows him to experiment and innovate in ways that weren't possible for the industry before.

July 3, 2016 @ crainscleveland.com

Companies prepare to raise cash from masses

Today, if you want to invest in Cleveland Whiskey, you need to be a fairly wealthy individual. But that could change in mid-2016, when equity crowdfunding is scheduled to become legal.Then companies like Cleveland Whiskey will be able to raise capital from

November 8, 2015 @ crainscleveland.com

Trade Lessons Distilled

October 2nd, 2015 | Written by Neil Cotiaux There are millions of people in the People's Republic of China who need a good, stiff drink right about now, and Tom Lix, chief executive officer of Cleveland Whiskey, aims to give it to them. The question is when.

October 2, 2015 @ globaltrademag.com

Cleveland Whiskey Launches Investment Crowdfunding Campaign to Raise $2.5M From Accredited Investors - Crowdfund Insider

Cleveland Whiskey, a bourbon and whiskey-producing startup from Cleveland, Ohio, has launched an investment crowdfunding campaign on its own website with a mission to raise $2.5 million to further expand its already products. According to Cleveland.com,

September 18, 2015 @ crowdfundinsider.com

Cleveland Whiskey advertises with a hybrid of crowdfunding to attract high-end customers, investors (photos)

CLEVELAND, Ohio - Cleveland Whiskey, a startup with a proprietary method that hastens the whiskey-making process, is out to raise $2.5 million in the next 90 days. Launched in March 2013, the company is already getting national and international attention -

September 18, 2015 @ cleveland.com

Whiskey Review: Cleveland Whiskey Uncommon: Black Cherry

Recently I was given the opportunity to speak with Cleveland Whiskey owner and industry innovator Tom Lix about his unique and controversial whiskey aging process. Having now learned a little about the science behind his products, I'm turning to reviewing some of

August 10, 2015 @ thewhiskeywash.com

How technology can speed up whiskey production

Using its carefully guarded trade secrets, one small business is pushing new methods into the world of whiskey to address higher demand for the spirits. With more modern technology than what's used in the traditional whiskey-making process, Cleveland, Ohio-

August 6, 2015 @ cnbc.com

Everything You Need To Know About Rapidly Aged Whiskeys

Whiskey is often called the "nectar of the gods." But if that's the case, the gods are surely trolling us. Why else would they make something that only becomes delicious after aging in barrels for many, many, many years? Elijah Craig 12, Lagavulin 16, Pappy Van Winkle

June 25, 2015 @ esquire.com

Cleveland Whiskey Shoots For Rapid Aged Bourbons

The process of making whiskey has changed little in the modern age. We use the same basic stills, then throw everything into the same oak barrels to age. And most people love it, seeing it as almost perfection. Which brings us to the point of this article.

June 18, 2015 @ thewhiskeywash.com

Slow Booze? Not Likely. Making Whiskey at Whip Crack Speed

By MICHELLE LOCKE Everyone knows the secret to great whiskey is long, slow aging in oak barrels tucked away in cellars and warehouses for a decades-long nap. Or is it? Recently, some distillers have been taking shortcuts, using technology to mimic the

June 5, 2015 @ dailyfinance.com

Obama visits bourbon bottler without McConnell

There was bourbon, and there was the president, but there was no "bourbon summit" with Senate Majority Leader Mitch McConnell of Kentucky.

March 18, 2015 @ washingtontimes.com

Cleveland Whiskey gets a visit from President Barack Obama

CLEVELAND - Employees of Cleveland Whiskey were kept out of the building today due to a visit from President Barack Obama. Cleveland Whiskey President Tom Lix spoke to newsnet5.com Wednesday ahead of President Barack Obama's visit. Click the video above

March 18, 2015 @ newsnet5.com

Fast-growing companies creating jobs in northeast ohio

Last week, the economic development groups that make up the Regional Competitiveness Council (RCC) unveiled their "Go Big" strategy to accelerate the pace of job growth in Northeast Ohio. In doing so, business leaders acknowledged that Northeast Ohio is

December 11, 2014 @ freshwatercleveland.com

Mayor tours Cleveland Whiskey, a new bourbon producer which makes liquor without much aging

CLEVELAND - The mayor of Cleveland smelled the bourbon a distiller had poured into a testing beaker. He smiled at the aroma that wafted out of the beaker. Frank Jackson was a on a tour of a relatively new company near Cleveland's mid-town area.

August 27, 2014 @ newsnet5.com

How an Innovative Whiskey Brand Won Angel Investors (Without Getting Them Wasted)

A free online course " Beyond Silicon Valley: Growing Entrepreneurship in Transitioning Economies " launched through Coursera in April, using Cleveland as a funding case study. Come back to Entrepreneur.com as we feature additional interviews with experts and

May 12, 2014 @ entrepreneur.com

'radically different' cleveland whiskey marks one-year anniversary with an irish-themed bash

Whiskey aficionados sat up and took notice when Cleveland Whiskey hit the market last March. Founder Tom Lix's "radically different" approach to making whiskey -- pressure aging the whiskey for a superior quality in a short period of time -- has been met with

February 20, 2014 @ freshwatercleveland.com

The New Science of Old Whiskey

Bourbon makers attempt to perfect a 2,000-year-old invention. Please consider disabling it for our site, or supporting our work in one of these ways Subscribe Now > In April 2006, a tornado struck Warehouse C at the Buffalo Trace Distillery in Frankfort, Kentucky.

November 28, 2013 @ theatlantic.com

Whiskey Rebellion: A Serial Entrepreneur Fast-Forwards the Bourbon Aging Process

You may have noticed that most of the new breed of distillers, like Tito Beveridge, of Tito's Handmade Vodka, break in with vodka, which requires no aging, or begin with white whiskey, so-called white dog or clear whiskey, which can also go straight from still to

June 3, 2013 @ inc.com

How One Man's Aging Whiskey in a Week, Not Years

The aging process is an essential part of whiskey-making. The charred oak barrel gives the liquor its caramel color and imparts rich, subtle flavors. Problem is, this soaking step takes years to complete. But one enterprising distillery has figured out how to ripen sour

June 3, 2013 @ gizmodo.com

How to use chemistry to age whiskey in days instead of years

Maker's Mark attracted gobs of unwanted (or perhaps pre-meditated?) attention earlier this year when it announced that it would begin watering down its bourbon in order to meet the market's unprecedented demand. A swift and severe public butt-kicking kept

June 3, 2013 @ theweek.com

Taste-testing a bourbon that's aged in days, not years

Inspired by growing demand around the world for delicious bourbon, but confounded by the fact that it "takes so long to make,"

May 29, 2013 @ thrillist.com

Cleveland Whiskey Ages Bourbon In One Week

A Cleveland company has developed a way to accelerate the whiskey aging process to a matter of days rather than years.

May 13, 2013 @ forbes.com

How A Distillery Ages Bourbon In Days, Not Years

With bourbon sales growing fast, small distillers are looking for ways to get their product to market faster. One Cleveland company has come up with a way to shrink the aging process from years to just days, while also cashing in on the craze for all things local.
May 3, 2013 @ npr.org

They Call Us Heretics

Whiskey traditionalists (some, not all) think that what we do is heresy. In a way, they're right. We approach this very differently. A technology and innovation company disguised as a "whiskey" company. We don't care how old a whiskey is and certainly don't have a story about our great, great grandfather's bourbon recipe (believable or not). We're changing a long-stagnant space, making it better, faster and smarter.

Presidential Visit



No matter your politics, having the President tour your facility is impressive. In 2015, then-President Barack Obama came to our Distillery (along with plenty of Secret Service Agents, a Senator and a Congresswoman). We gave him a bottle signed by all the Cleveland Whiskey staff, Democrats and Republicans, Conservative and Liberal. We called it our Bi-Partisan Bourbon.

Our Products


CLEVELAND
Black Reserve & Eighty-Seven®
Our Bourbons include an award winning full-bodied 100 Proof Black Reserve as well as the more approachable, aggressively priced and cocktail focused Eighty-Seven®. These are our core whiskies, with more shelf space in both retail stores and bars/restaurants throughout our distribution footprint.
Christmas Bourbon®
Seasonal, of course, perfect for the holidays. A premium bourbon infused with nutmeg, cinnamon, all-spice, cloves, vanilla and just a hint of sweet orange.


Cleveland Underground™
A series of medal winning and uniquely finished bourbons, the Cleveland Underground derives flavor from transformative woods like black cherry, hickory, sugar maple, apple and honey locust. No sugar, no syrup, no artificial flavor or color. The Underground represents some of the most important, technology enabled work we're doing and the reason we're winning awards like "Whiskey Innovator of the Year".
We're also developing various rums, rye whiskies (coming soon), agave spirits and baijiu. Woods which range from plum and pistachio to Italian olive. We also look for ways to leverage our technology, production efficiency and sustainability.


SMOKER BRICX
SmokerBRICX™
The wood we use to make our whiskey, it's infused with bourbon. Not just oak from our barrels but finishing woods like black cherry, apple, hickory and sugar maple. Turns out that it's perfect for barbeque with clean white smoke that provides some great flavor, both from the bourbon and the wood.
Packaged wet, these newly released SmokerBRICX provide an incremental revenue stream and make great incentives to help sell more whiskey. In the future expect conversion of other by-products.

Our Process

We've been told that good whiskey takes time, that we shouldn't change the status quo, that technology can't possibly improve on a process that has stayed the same for generation after generation. **We disagree.**

StrategicAdvantages.PNG

With traditional processes, whiskey is continually absorbed into and subsequently released from the pores of an oak barrel. This subtracts undesirable flavors and adds more of the desirable ones. It's a passive process that can take years. Daily temperature and humidity changes impact internal barrel pressure and keep the fluids moving through the pores. You'll notice that Scotch is typically aged for a longer time than American whiskies. Temperatures, on average, are milder in Scotland and daily differentials are smaller, which account for a less active and therefore slower process. At Cleveland Whiskey, we dramatically accelerate the cycles of temperature and pressure change associated with the aging of whiskey. Increasing surface area as well as the frequency and range of pressure differentials, all within a controlled and oxygenated environment radically changes the status quo, shifts dependence from passive barrel aging to an active, flavor-focused process which facilitates the development of unique, interesting and award-winning whiskies.

1 Intellectual Property associated with Cleveland Whiskey production technology is protected through a series of thoroughly documented and carefully guarded trade secrets. The company holds United States Patent 8,889,206 and in March of 2018, the company submitted U.S. Patent Application No. 15/925,188.

Our Whiskey Competes with the Best


DOUBLE GOLD
SPIRITS
CLEVELAND

In over 3,600 blind taste tests against award winning premium brands, we do incredibly well. Our customers praise the work we do and in competitions around the world we've earned enough medals to legitimately brag about what we make. Fifty-seven (57) medals with 24 Gold and Double Gold, named Whiskey Distillery Innovator of the Year, Bourbon Distillery of the Year, plus a "Best in Class" award.

24	**275,451**	**$1,528,903**	**59%**
Gold, Double Gold, or Best in Class medals	Bottled shipped around the globe	Total revenues in 2017	Gross margins in 2017

8	**16**
Countries	States

Bourbon & BBQ


Black Cherry
Solid Wood
BETTER SMOKE. BETTER FLAVOR

Bourbon and BBQ are a natural combination. It's about thirst and hunger, it's about playing with fire. Laughter, passion music and debate. Bourbon and BBQ are both growing markets and importantly there;s considerable overlap in both user demographics and use occasions.

Our interest in BBQ was prompted by a question asked during one of our distillery tours. One of the participants asked about what we were doing with the wood after it was used in whiskey production. Long story short, they took some home, used it to smoke a beef brisket. When they came back for more, we knew. It was a no-brainer to start packaging it up and selling the infused wood right out of the distillery. In early 2018, SmokerBRICX took off as we got 150+ retail placements and put it online at smokerbricx.com

Mass Customization

ClevelandwhiskeyBarrel.jpg

What if we could deliver truly custom whiskeys with their own unique aroma and flavor? What if we could do it for a single bar, a restaurant or a retail liquor store? What if we could do this for a small group of friends, a family reunion or a rotary club? And what if we could keep the unit costs at a level consistent with mass production?

READ MORE OF THE STORY

Founder



Tom Lix

CEO

Serial entrepreneur, seasoned leader with packaged goods, software/new product marketing experience.

AND THE REST OF THE TEAM



Reese Edwards

Controller

CPA. Former Big 4 auditor, 10+ years in public multinationals. Multiple M&A deals, up to $1.8B.



Rebecca Harmon

Marketing Director

Former Fortune 100 Marketing Manager. Purposeful integrator of creative design, art and analytics.



Rich Kopronica

National Sales Director, New Products

High achiever, hands-on team builder, no-nonsense sales leader. Joined Cleveland Whiskey in 2013.



Andrew Lix

National Sales Director, Whiskey

Intuitive sales leader. Joined in late 2012, only months before our first bottles shipped.



Ethan Snyder

Distillery Manager

Six years of production experience. Disciplined approach to process flow and quality improvement.

Raised $3,621,503 From 960+ Investors

FUNDING HISTORY

Rem Darbinyan

Co-founder of ProDiagnose, first of its kind on-demand ultrasound service.

Randy Kirk

Retired from government, started my own business, invested in Reg A start-ups, author of published book.

Joseph MARES

Neil Sircar

J.D. LL.M Candidate in Global Health Law Georgetown University Law Center

John Deniston

Ideas Guy. Stanford MBA. Military Veteran.

Andrew Hager

MORE INVESTORS

Interview

Wefunder interviewed Tom Lix on May 4, 2018.

+ EXPAND ALL

WF: What is Cleveland Whiskey?

LIX: We're a whiskey company that doesn't play by the rules. We're innovators, we're disruptors, we're technology and science geeks, and we're distillers. To understand this, you should first look at how whiskey is traditionally made.

For generations, distillers have aged whiskey in oak barrels. Four, six, eight or more years. You really need to be patient. Every day, as temperatures change, the whiskey in a barrel slowly moves in and out of the pore structure of the wood. It's the wood that gives whiskey 60% to 80% of its flavor, and 100% of its color. The more aggressive the temperature changes, the faster the process. Think about how Scotch is usually aged for more time than Kentucky Bourbon. It's because temperature variations, both daily and seasonal, are milder in Scotland. It's a less active and slower process.

We're not that patient. Fast forward through thousands of tests, multiple prototypes, exploding jars, failed experiments and a few breakthrough accidents and we have the beginnings of Cleveland Whiskey. Our process, at its simplest, combines a significant increase in exposed surface area with a dramatic acceleration of the cycle of temperature and pressure change associated with the aging of whiskey. By increasing the frequency and range of pressure differentials and doing it within a controlled highly oxygenated environment, we can dramatically change the entire maturations process. Tradition disrupted.

This gives us a series of competitive advantages: substantial reductions in production cycles, systematic improvements and innovation in flavor development, quantifiable reductions in the risks associated with maintaining long-term inventories, and dramatic changes in the time required for new product development. Not insignificant is the elimination of what the industry fondly calls the "Angel's Share," or evaporative losses. Imagine, opening a barrel of perfectly matured whiskey – let's say it's eight years old. But that barrel, due to Angel's Share might be only half full. We think that Angel\\s, if they exist, probably have a perfectly good life and really don't need our whiskey. With our process, we don't give it away.

Beyond that, we can systematically and efficiently make a better product. If you're a traditional distiller, you might be six or eight years into a cycle before you can make a decision that says, "Ok. Let's do more of this." We experiment constantly. What we make today is better than what we were making six months ago and that was better than what we made the year before. It's exhilarating.

WF: How fast are you growing?

WF: What are you doing to drive growth?

WF: Tell me about your new product line, SmokerBRICX™.

WF: Do you make custom whiskeys?

WF: How has the pressure technology evolved in the last two years?

WF: What's your revenue breakdown?

WF: Who are your customers?

WF: Who are your competitors?

WF: How has the industry received you?

VIEW ALL QUESTIONS

Ask a Question

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ASK QUESTION

Sebastian Lopez Duarte May 20 2016

I reviewed the financials and I really like the growth of the gross profit. A couple of things that I would like to know. 1. I note that marketing costs decreased significantly YoY. What drove that change? any big changes in your marketing strategy? 2. I noted a big increase in inventory. Can you please let me know what drove the overall increase?



Tom Lix CEO FOUNDER May 21 2016

In 2015 we pivoted to a more premium strategy with the release of our Cleveland Underground line while also making changes in marketing programs to support them. This year we're rolling out a more complete line and expect some alliances that will have an impact on marketing (most of that is still in discussion). Some of the inventory changes were driving by a adjustments to how we're accounting for work in progress as well as hedging our bets during some projected shortages in raw materials but on average we try to be as close to just in time as possible. Hope this helps.

LIKE

Danielle Coffey Jun 9 2016

Hi, I am interested in investing and like the way the company has grown. As an investor, how can i expect to get the returns on my investment? Would it just be to wait until there is an exit plan like an acquisition or IPO?



Tom Lix CEO FOUNDER Jun 10 2016

Danielle, thanks for your interest. We do anticipate that at some point we would likely be acquired which would then create a liquidity event for investors. Of course to do that we will focus on continuing to build the company in a way that gives all of us the best financial options in the future. If that's an IPO, a merger or an acquisition, we'll have to see what opportunities become available.

LIKE

MORE QUESTIONS

RISKS

1 **In order for the Company to compete and grow, it must attract, recruit, retain and develop the necessary personnel who have the needed experience.**

Recruiting and retaining highly qualified personnel is critical to our success. These demands may require us to hire additional personnel and will require our existing management personnel to develop additional expertise. We face intense competition for personnel. The failure to attract and retain personnel or to develop such expertise could delay or halt the development and commercialization of our product candidates. If

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Cleveland Whiskey is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

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